Exhibit 99.1

XpresSpa Group Announces Partnership with United Airlines for COVID-19 Testing with XpresCheck Testing Facilities

XpresCheck Testing Centers will kickoff on-site testing for select United travel routes at Newark Liberty International Airport and Denver International Airport

NEW YORK and CHICAGO, December 17, 2020 - XpresSpa Group, Inc. (Nasdaq: XSPA) (“XpresSpa” or the “Company”), a health and wellness company, today announced its XpresCheck subsidiary had entered into a national agreement with United Airlines to offer COVID-19 testing services starting with Newark Liberty International Airport (EWR) and Denver International Airport (DEN). Beginning Monday, December 21, XpresCheck will support direct flights to Hawaii creating air bridges between more airports and vacation destinations, so travelers can return to safer travel during the COVID-19 pandemic.

“We are very pleased to support United’s efforts to provide their customers with more testing options to meet their destination entry requirements with our easy rapid molecular testing protocol and convenient on-site testing facilities,” said Doug Satzman, XpresSpa Group’s chief executive officer. "Our partnership with United Airlines will start with select flights to Hawaii in two major hub airports and expand to additional cities as our plans continue to develop.”

XpresCheck will provide pre-travel testing on-site with rapid molecular testing services to individuals, in order to detect the active presence of the COVID-19 virus and reduce the risk of spreading the virus. Passengers who are found to test positive from a rapid test are informed that they must exit the airport and self-isolate per CDC guidelines, along with anyone whom they are traveling with. As more destinations mandate testing requirements, partnerships between airport testing facilities and airlines will continue to pave the way to restoring traveler confidence and safety in 2021.

“United was the first to offer a customer COVID-19 testing program and we continue to lead the way in providing greater accessibility to more testing options,” said Toby Enqvist, chief customer officer. “Our partnership with XpresCheck represents another way we can continue to meet our customers’ needs and contribute to creating the safest travel experience possible.”

About United Airlines

United's shared purpose is "Connecting People. Uniting the World." For more information, visit united.com, follow @United on Twitter and Instagram or connect on Facebook. The common stock of United's parent, United Airlines Holdings, Inc., is traded on the Nasdaq under the symbol "UAL".

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About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a leading global health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is a leading airport retailer of spa services and related health and wellness products, with 50 locations in 25 airports globally. Through its XpresTest, Inc. subsidiary, the Company also provides COVID-19 screening and testing under its XpresCheck™ brand at JFK International Airport, Newark Liberty International Airport, and Logan International Airport. To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com. To learn more about XpresSpa, visit www.XpresSpa.com. To learn more about XpresCheck, visit www.XpresCheck.com.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. In particular, these statements include, without limitation, statements about our expectations relating to our new XpresCheck™ concept, being able to expand testing to other communicable diseases as well as administer vaccinations for the seasonal flu, our positioning to be part of the national rollout of various COVID-19 vaccinations as they become available, the degree to which our public testing model assists passengers meet testing requirements in select states and countries, our ability to identify and gain access to the latest and best COVID-19 testing methodologies and equipment, and our ability further expand our initial sites and our overall ability to manage the regulatory challenges associated with this business line.  Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Media - XpresSpa

Julie Ferguson

Julie@jfprmedia.com

(312) 385-0098

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Investor Relations - XpresSpa

ICR

Raphael Gross

(203) 682-8253

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